UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MACROGENICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MacroGenics, Inc.

9704 Medical Center Drive

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2017

To the Stockholders of MacroGenics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of MacroGenics, Inc., a Delaware corporation, will be held on May 18, 2017, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850, for the following purposes:

1. To elect two Class I directors listed in these proxy materials to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal;

2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials;

4. To approve the 2016 Employee Stock Purchase Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 24, 2017, the record date, can vote at the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the election of the director nominees and FOR Proposals 2, 3 and 4.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote by internet, by telephone or by completing, signing and dating the accompanying proxy card and returning it as soon as possible. If you have received and are using an enclosed return envelope, no postage need be affixed if it is mailed in the United States. If you receive more than one notice or more than one proxy card because your shares are registered in different names or addresses, you should vote each set of shares separately to ensure that all of your shares will be voted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2017: Our proxy materials and annual report to stockholders are available at www.proxydocs.com/MGNX.

By Order of the Board of Directors

James Karrels

Corporate Secretary

Rockville, Maryland

April 4, 2017

MacroGenics, Inc.

9704 Medical Center Drive

Rockville, Maryland 20850

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD MAY 18, 2017

We have made available to you this proxy statement and the accompanying proxy card because the Board of Directors (the “Board”) of MacroGenics, Inc. (referred to herein as the “Company”, “MacroGenics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 18, 2017, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850.

•	This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and by e-mail. All costs of the solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders and the proxy card to our stockholders of record as of March 24, 2017, the record date, for the first time on or about April 4, 2017. In this mailing, we are also including instructions on how to access our proxy statement and Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2016, which Form 10-K, together with the additional cover materials, constitutes our 2016 Annual Report to Stockholders (“2016 Annual Report”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2016 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the record date upon request. The Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.macrogenics.com/financials.cfm.

The only voting securities of MacroGenics are shares of our common stock, of which there were 34,977,771 shares outstanding as of the record date. We need the holders of a majority in voting power of these shares of common stock to be present in person or represented by proxy at the Annual Meeting to have a quorum and conduct business at the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

You are receiving notice of Annual Meeting and related proxy materials from us because you owned shares of our common stock as of March 24, 2017, the record date for the Annual Meeting. The MacroGenics Board of Directors (the “Board”) has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions about such matters. You are requested to vote on the proposals described in this proxy statement and are invited to attend the Annual Meeting.

We intend to make our Annual Report, this proxy statement and accompanying proxy card available on or about April 4, 2017, to all stockholders of record entitled to vote at the Annual Meeting. Beneficial owners will receive notice and electronic access to these materials, and may request physical copies from their respective brokers, custodians or fiduciaries who are holding the shares on their behalf.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 24, 2017, the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 34,977,771 shares of our common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?

The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of Class I directors	Plurality of votes cast	FOR
2. Ratification of appointment of Ernst & Young LLP (“Ernst & Young”)	Majority of votes cast	FOR
3. Advisory vote to approve compensation of named executive officers as disclosed in this proxy statement	Majority of votes cast	FOR
4. Approval of the 2016 Employee Stock Purchase Plan (the “Plan”)	Majority of votes cast	FOR

Shares voted “Abstain” will be counted for the purposes of determining whether a quorum has been reached, but will have no effect on the approval of matters considered at the Annual Meeting. Votes may be cast by proxy or in person. A “plurality” of the votes cast at the meeting for the election of directors means that the nominees who receive the most votes will be the nominees elected by stockholders.

How do I vote?

Even if you plan to attend the Annual Meeting, we recommend that you vote before the meeting, as described below, so that your vote will be counted if you later decide not to attend the meeting. Voting by internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Submitting a proxy by internet, telephone or mail prior to the Annual Meeting will not affect your right to attend the Annual Meeting and vote in person.

If you hold shares in your own name as a stockholder of record, regardless of whether you received your Annual Meeting materials through the mail or via the internet, you may vote before the Annual Meeting:

•	By Internet. To vote by internet, go to www.proxypush.com/MGNX and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you vote by internet, you do not need to mail in a proxy card.

•	By Telephone. To vote by phone, call 1-866-284-4925 toll-free from the United States and follow the instructions. If you vote by telephone, you do not need to mail in a proxy card.

•	By Mail. To vote by mail, complete, sign and return our proxy card in the enclosed postage-paid envelope.

If you vote by internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior internet or telephone vote). Your internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.

If you hold shares in street name, please refer to the information provided by the institution that holds our shares regarding how to provide them with voting instructions. If you beneficially hold your shares in street name and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” below for additional information.

Who counts the votes?

Mediant Communications, Inc. (“Mediant”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Mediant for tabulation. As noted above, if you hold your shares through a broker, your broker will return one proxy card to Mediant on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election, who will separately count “For” and “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Elections will count the number of “Withheld” votes received for the nominees. If your shares are held in street name, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the institution that holds your shares to vote your shares. If you do not give instructions to the institution that holds your shares, the institution that holds your shares can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” for more information.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2. The election of directors (Proposal 1), the advisory vote approving compensation of the named executive officers (Proposal 3) and the approval of the Company’s Plan (Proposal 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions from the beneficial owners on non-routine matters, and therefore we expect there will be broker non-votes on Proposals 1, 3 and 4.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Our by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card or receive your instructions by internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm, “For” the approval of the compensation of named executive officers, and “For” the approval of the Plan.

What if other matters not on the proxy card are brought before the Annual Meeting for action by the stockholders?

As of the date of this proxy statement, our Board of Directors does not intend to present any matters other than those described in this proxy statement at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice or more than one set of materials?

It means that you have more than one account for your MacroGenics shares. Please vote by internet or telephone using each of the identification numbers marked on each notice of Annual Meeting, or complete and submit all proxies by mail to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date by internet, telephone or mail.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850.

•	You may attend the Annual Meeting and vote in person. Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such nominee.

When are stockholder proposals or director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for the 2018 Annual Meeting of stockholders, your stockholder proposals must be submitted in writing by December 5, 2017, to our Corporate Secretary at

9704 Medical Center Drive, Rockville, Maryland 20850. However, if the date of the 2018 Annual Meeting is more than 30 days from May 18, 2018, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s Annual Meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s Annual Meeting or to nominate a director pursuant to our by-laws, you must do so not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (February 17, 2018 and January 18, 2018, respectively); provided, that if the date of that Annual Meeting is more than 20 days before or more than 60 days after the first anniversary of the preceding year’s Annual Meeting, you must give notice not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting and (b) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the Company pursuant to the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results become available.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Background

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) will be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, subject to the election and qualification of such director’s successor, or until such director’s earlier death, resignation or removal.

At the 2017 Annual Meeting, stockholders will have an opportunity to vote for the re-election of Scott Koenig, M.D., Ph.D. and Matthew Fust to serve as Class I directors, the class that is due for election this year. Each director to be elected will hold office from the date of his election by the stockholders until the 2020 Annual Meeting of Stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

In January 2017, the Board voted to increase the size of the Board from six to eight, creating two new vacancies. Karen Ferrante, M.D. and Scott Jackson have been appointed to fill those vacancies and have been designated as Class III and Class II directors, respectively.

Board Recommendation

The Board of Directors recommends a vote

“FOR” the election of each of the Class I director nominees.

DIRECTORS AND NOMINEES

This section provides information as of the date of this proxy statement about each Class I director nominee as well as those directors whose terms continue after the Annual Meeting. The information includes age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which s/he has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 24, 2017, please see “Information About Stock Ownership” beginning on page 39.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Each of Dr. Koenig and Mr. Fust has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the Annual Meeting.

Class I Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders

Scott Koenig, M.D., Ph.D., age 64

Dr. Koenig has been our President, Chief Executive Officer and a director since September 2001 and was one of our co-founders. Prior to joining us, Dr. Koenig served as Senior Vice President of Research at MedImmune, Inc., where he participated in the selection and maturation of their product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious

Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as Chairman of the Board of Directors of Applied Genetic Technologies Corporation, and is on the Board of Directors for GlycoMimetics, both publicly held companies. Additionally, Dr. Koenig serves on the Board of Directors of the International Biomedical Research Alliance, and the Biotechnology Innovation Organization (BIO) and is Co-Chairman of the Scientific Advisory Board of the Institute for Bioscience and Biotechnology Research at the University of Maryland. We believe that Dr. Koenig’s detailed knowledge of our company and his over 30 years in research and the biotechnology industry provide a valuable contribution to our Board.

Matthew Fust, age 52

Matthew Fust has served as a director since 2014. He served as Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company, from January 2009 until its acquisition by Amgen Inc. in October 2013. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer of Jazz Pharmaceuticals, Inc. From 2002 to 2003, Mr. Fust served as Chief Financial Officer of Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer of ALZA Corporation, where he was an executive from 1996 until 2002. Mr. Fust serves as a director of Atara Biotherapeutics, Inc., Dermira, Inc., Sunesis Pharmaceuticals and Ultragenyx Pharmaceutical, which are publicly held companies. Based on Mr. Fust’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board of Directors believes Mr. Fust has the appropriate set of skills to serve as a member of our Board of Directors.

Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Kenneth Galbraith, age 54

Mr. Galbraith has served as a director since July 2008. Mr. Galbraith joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 25 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. In addition, Mr. Galbraith serves as a director of several privately held companies. Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of our Board.

Scott Jackson, age 52

Mr. Jackson has served as a director since January 2017. Mr. Jackson served as Chief Executive Officer and as a member of the Board of Directors of Celator Pharmaceuticals, Inc. from April 2008 until July 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 25 years of experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly & Co., SmithKline Beecham, ImClone Systems Inc., Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical and YM BioSciences. Mr. Jackson holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. Mr. Jackson serves as chairman of the board of trustees of the Eastern Pennsylvania Chapter of The Leukemia and Lymphoma Society®. Based on Mr. Jackson’s depth of experience in the biotechnology industry ranging from executive officer to director roles and experience with commercial development, the Board believes Mr. Jackson has the appropriate set of skills to serve as a member of our Board.

David Stump, M.D., age 67

Dr. Stump has served as a director since September 2013. Dr. Stump was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc. (“HGS”), where he was employed from

November 1999 until his retirement in December 2012. Dr. Stump also serves as a director of Sunesis Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., and REGENXBIO, Inc., which are publicly held companies. The Board believes that Dr. Stump’s medical training and 23 years of experience in research and development and operations in the biotechnology industry as well as his public company board service qualify him to serve as a member of our Board.

Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Paulo Costa, age 66

Mr. Costa has served as a director since June 2009. Mr. Costa served as President and Chief Executive Officer of Novartis U.S. Corporation, from October 2005 to August 2008. Prior to his work at Novartis U.S. Corporation, Mr. Costa was President and Chief Executive Officer of Novartis Pharmaceuticals, US from July 1999 to September 2005. From August 2009 to August 2012, Mr. Costa served as chairman of the Board of Directors of Amylin Pharmaceuticals Inc., a publicly held company, and currently serves as a director of two privately held, life science companies. Based on Mr. Costa’s diverse experience in the pharmaceutical industry, ranging from successful product development, launch and commercialization and his extensive senior management experience within the industry, as well as his experience serving on numerous boards, our Board believes Mr. Costa has the appropriate set of skills to serve as a member of our Board.

Karen Ferrante, M.D., age 59

Dr. Ferrante has served as a director since January 2017. Dr. Ferrante, a hematologist-oncologist, most recently served as Chief Medical Officer and Head of Research and Development at Tokai Pharmaceuticals and brings over 20 years of oncology drug development experience to the Board. Prior to Tokai, Dr. Ferrante held several senior level positions at Millennium Pharmaceuticals and parent company Takeda Pharmaceuticals, including Oncology Therapeutic Area Head, Takeda Cambridge Site Head and Chief Medical Officer. Dr. Ferrante previously held positions of increasing responsibility at Pfizer Global Research and Development and Bristol-Myers Squibb. Dr. Ferrante holds an M.D. from Georgetown University and completed her internship and residency in internal medicine at New England Deaconess Hospital (now part of Beth Israel Deaconess Medical Center) followed by a fellowship in hematology and oncology. She currently serves as a member of the boards of Chi-Med, a publicly traded biopharmaceutical company, Progenics Pharmaceuticals, and the New England Women in Science Executives Club. Based on Dr. Ferrante’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Dr. Ferrante has the appropriate set of skills to serve as a member of our Board.

Edward Hurwitz, age 53

Mr. Hurwitz has served as a director since October 2004. Mr. Hurwitz is a Managing Director of MPM Capital, a venture capital firm. From January 2015 through December 2016, Mr. Hurwitz was a Managing Director of Precision BioVentures, LLC, a consulting and investment advisory firm. He was a director of Alta BioPharma III, L.P., and Alta Partners VIII, funds affiliated with Alta Partners, a venture capital firm, from 2002 through December 2014. Mr. Hurwitz also serves as a director of Applied Genetic Technologies Corporation. The Board believes that Mr. Hurwitz’s financial and scientific expertise, as well as his deep understanding of the biotechnology industry, makes him an important asset to our Board as it assesses both financial and strategic decisions.

DIRECTOR COMPENSATION

We have adopted a Director Compensation Program (the “Director Plan”) for our non-employee directors. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board. Pursuant to the Director Plan, our non-employee directors receive an annual retainer of $35,000. If our Chairman is a non-employee director, the Chairman receives an additional annual retainer of $27,500. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer	Chair Additional Retainer
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$7,500

Our directors may elect to receive these retainer amounts in cash or stock options based on the Black-Scholes value of the dollar amount of the retainer as of the date of grant. Other than the annual retainers and committee fees paid pursuant to our Director Plan described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Option”) and an option to purchase shares of our common stock annually thereafter (the “Annual Option”). The amount of shares subject to the Initial Option and Annual Option for 2016 were 17,000 and 8,500, respectively. For 2017, those amounts have been increased to 20,000 and 10,000 shares, respectively. Director compensation is reviewed regularly, generally on an annual basis, by our Compensation Committee. In setting director compensation, including any modifications to the Director Plan, the Compensation Committee considers several factors including the Company’s size and stage of development and market data of the Company’s peer group. The Compensation Committee also considers recommendations from its independent consultant in making these determinations.

Options granted to non-employee directors have a per share exercise price equal to the per share fair market value of our common stock as of the date of grant and vest as to 1/12th of the shares of our common stock underlying such option monthly, beginning on the first monthly anniversary of the applicable grant date, subject to the director’s continued service on our Board through each vesting date. The Initial Option is granted on the date the director first joins the Board and the Annual Option is granted on the date of the first Board meeting held after each Annual Meeting of stockholders.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Paulo Costa (2)	$17,125	$179,079	$196,204
Matthew Fust	$61,375	$107,392	$168,767
Kenneth Galbraith	$53,750	$107,392	$161,142
Edward Hurwitz	$57,500	$107,392	$164,892
David Stump, M.D.	$40,000	$107,392	$147,392

(1)	Amount reflects the aggregate grant date fair value of options granted during 2016 computed in accordance with ASC Topic 718 Stock Compensation, as used by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 6 to our financial statements, which are included in our Form 10-K.
(2)	Mr. Costa elected to receive his 2016 fees in stock options.

As of December 31, 2016, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
Paulo Costa	46,760
Matthew Fust	37,773
Kenneth Galbraith	37,773
Edward Hurwitz	37,773
David Stump, M.D.	37,773

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

In accordance with the rules of the Securities and Exchange Commission and our Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the Company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome.

The Board of Directors recommends a vote

“FOR” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table provides information regarding the fees paid to Ernst & Young LLP during the years ended December 31, 2016 and 2015. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$850,000	$843,999
Audit-Related Fees (2)	$62,500	$114,870
Tax Fees (3)	$115,500	$94,299
All Other Fees	$2,000	$0

Total Fees	$1,030,000	$1,053,168

(1)	Audit fees for 2016 and 2015 were for professional services rendered for the audits of our financial statements, attestation services with respect to our internal control over financial reporting, reviews of quarterly financial statements and consents related to regulatory filings.
(2)	Audit-related fees for 2016 and 2015 were for services associated with our follow-on offerings, consultations concerning financial accounting and other audit requirements.
(3)	Tax fees for 2016 consist of $94,000 for tax compliance, including the preparation, review and filing of tax returns, and $1,500 for tax advice and planning. Tax fees for 2015 consist of $64,500 for tax compliance, including the preparation, review and filing of tax returns, and $29,799 for tax advice and planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on the Corporate Governance section of our website at http://ir.macrogenics.com/corporate-governance.cfm.

The Audit Committee approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for 2016 and 2015 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”), as amended.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MacroGenics’ audited financial statements and the effectiveness of the Company’s internal controls over financial reporting as of and for the year ended December 31, 2016.

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under generally accepted auditing standards including Auditing Standard No. 1301. In addition, the Audit Committee discussed with Ernst & Young LLP its independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Audit Committee

Matthew Fust, Chairman

Kenneth Galbraith

Edward Hurwitz

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2016, stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. Pursuant to that guidance and consistent with Section 14A of the Exchange Act, our Board of Directors is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to MacroGenics’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Although the vote is non-binding, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our executive compensation programs are designed to attract, motivate, and retain executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 23, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to 2016. Highlights of our executive compensation philosophy include the following:

•	A significant portion of each senior executive’s compensation should be variable, based on a combination of individual and corporate performance;

•	Compensation opportunities should be competitive with clinical-stage biopharmaceutical companies of similar size and comparable stage of development, but also should be designed to be flexible enough to attract talent as needed from other biopharmaceutical companies;

•	The equity compensation program should align executive interests with those of stockholders; and

•	Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that we believe supports our business strategy and aligns the interests of our executives with those of our stockholders. The Board of Directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Vote Required and Board Recommendation

Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are not considered votes cast and, therefore, will have no effect on the vote outcome.

The Board of Directors recommends a vote “FOR” the approval of the advisory vote on the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN

We are requesting that stockholders vote to approve the Plan, which our Board of Directors adopted on September 14, 2016. Subject to shareholder approval, 800,000 shares of common stock have been reserved for issuance under the Plan. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The purpose of the Plan is to provide eligible employees with opportunities to purchase shares of the Company’s stock through payroll deductions at a discounted price. A copy of the Plan is attached to this Proxy Statement as Appendix A.

Summary of the 2016 Employee Stock Purchase Plan

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A. You are urged to read the text of the Plan in its entirety.

The Plan provides eligible employees of the Company with opportunities to purchase shares of Company common stock at a discounted price. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan. In general, each offering will extend for a six-month period (“Plan Period”), during which the Company will withhold via payroll deduction the amount elected by the eligible employee for purposes of purchasing common stock at the end of the Plan Period. Unless the Board or a Committee appointed by the Board chooses a different Plan Period of 12 months or less, the Company will have two six-month Plan Periods per year: a June Plan Period commencing on June 1 and ending on November 30, and a December Plan Period commencing on December 1 and ending on May 31 of the following calendar year.

Eligibility to participate in the Plan is generally determined for each Plan Period. Employees of the Company who were employed not later than the last day of the enrollment period for the next applicable Plan Period, and who customarily work more than twenty hours per week will be eligible to participate in the Plan for that Plan Period. An employee may not participate in the Plan if he or she would then own 5% or more of the voting power or the value of the Company’s common stock.

General terms and features of participation include:

•	voluntary participation by employees, with the right to withdraw at any time prior to the close of business on the last business day of the Plan Period. A withdrawing employee may not resume participation during the remainder of the Plan Period, but may participate in the next Plan Period if the employee continues to meet the eligibility requirements;

•	eligible employees may elect to have up to 10% of their eligible compensation withheld on an after-tax basis via payroll deduction for purposes of purchasing shares at the end of the Plan Period;

•	purchases of shares are made on the last business day of the Plan Period, subject to the limitations described below;

•	purchase price per share is 85% of the closing price of the common stock on the last business day of the Plan Period;

•	an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock for each calendar year in which an Option to purchase shares under the Plan is outstanding;

•	no employee may purchase more than 800 shares on any purchase date for a Plan Period of six months or less.

The Plan provides for certain adjustments to be made to (i) the number and class of securities available under this Plan, (ii) the share limitations under the Plan, and (iii) the Option Price in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend. In addition, the Board has authority under the Plan to take a number of actions with respect to outstanding Options in the event of a merger or consolidation.

The Plan is administered by the Board or by a committee appointed by the Board, and the Board has delegated responsibility for its administration to the Compensation Committee. The Plan may be amended by the Board or a committee appointed by the Board from time to time in any respect, except that (i) if Section 423 of the Code requires that such amendment be approved by the stockholders of the Company, such amendment will not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

New Plan Benefits

While all employees eligible to participate in the Plan could purchase as much as $25,000 worth of our common stock in a single year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.

Federal Income Tax Consequences

The following generally summarizes certain key United States federal income tax consequences that will arise with respect to participation in the Plan and with respect to the sale of common stock acquired under the Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The following summary is not intended to be a complete summary or legal interpretation, and it does not address consequences other than U.S. federal tax consequences. Eligible employees also might be subject to state or local tax, including tax in jurisdictions outside the U.S., as a result of participating in the Plan.

Tax Consequences to Participants.

Participants do not experience any federal income tax consequences upon enrolling in the Plan. Amounts withheld via payroll deduction for purposes of purchasing shares under the Plan are included in the participant’s income in accordance with the Company’s regular income and payroll tax withholding and reporting procedures. Because participants use after-tax dollars to purchase shares at the end of the Plan Period, there is no income tax at the time the participant purchases shares. As a general matter, additional income tax is not realized until the participant sells the shares acquired under the Plan.

A participant may have both ordinary income and capital gain income or both ordinary income and a capital loss upon the sale of common stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the common stock and the price at which the participant sells the common stock.

If the participant sells the common stock more than two years after the commencement of the offering during which the common stock was purchased and more than one year after the date that the participant purchased the common stock, then the participant will have ordinary income equal to the lesser of:

(1) 15% of the value of the common stock on the day the offering commenced; and

(2) the participant’s profit (the excess of the sales proceeds over the purchase price).

Any profits in excess of amounts classified as ordinary income will be taxed as long-term capital gain income. If the participant sells the common stock at a loss (if sales proceeds are less than the purchase price)

after satisfying these waiting periods, there is no ordinary income and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.

If the participant sells the common stock prior to satisfying these waiting periods, including by way of gift, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have ordinary income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price. If the participant’s profit exceeds the ordinary income, then the excess profit will be a capital gain. If the participant’s profit is less than the ordinary income, then the participant will have a capital loss equal to the value of the common stock on the day he or she purchased the common stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company:

There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has ordinary income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code (“Section 162(m)”).

The Board of Directors deems the Plan to be in the best interest of MacroGenics, Inc. and its stockholders and recommends a vote “FOR” the approval of the Plan.

CORPORATE GOVERNANCE

Corporate Policies

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available under the Corporate Governance section of our website at http://ir.macrogenics.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The references to our web address in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website.

Independence of the Board of Directors

As required under NASDAQ rules and regulations, a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his/her family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has evaluated, with respect to each of our directors whether any relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Koenig, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Dr. Koenig is not considered independent because he is an employee of MacroGenics. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ rules and regulations.

Leadership Structure of the Board

The Board of Directors does not have a policy regarding whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director. Currently, Mr. Costa, a non-employee director, serves as the Chairman of the Board and Dr. Koenig serves as a director and Chief Executive Officer. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board is currently the most appropriate structure for the Company because this structure is consistent with best corporate governance practices. In addition, our Board believes this structure creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and, if appropriate, approves any related-person transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The primary function of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and auditing, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, the performance of the Company’s internal audit function, if any, and independent auditor, and the qualifications and independence of the Company’s independent auditor. The Audit Committee also maintains a free and open means of communication between directors, the independent auditor, the internal auditor, if any, and the management of the Company.

The current members of our Audit Committee are Matthew Fust, Kenneth Galbraith and Edward Hurwitz. Mr. Fust serves as the chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that each of Messrs. Fust, Galbraith and Hurwitz qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Messrs. Fust, Galbraith and Hurwitz are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and the committee reviews compliance with its charter annually. A copy of the Audit Committee charter is is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm.

Compensation Committee

Our Compensation Committee reviews and evaluates our compensation philosophy for executive officers. The Compensation Committee reviews and approves both corporate and individual goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines and approves his compensation based on such evaluations. The Compensation Committee also determines and approves the compensation for all of the Company’s executive officers, and oversees Dr. Koenig’s grant of stock options and other awards to employees other than executive officers. The Compensation Committee also reviews director compensation, including retainers for committee service at least annually and recommends any changes to the Board.

The current members of our Compensation Committee are Edward Hurwitz, Paulo Costa, Scott Jackson and David Stump, M.D. Mr. Hurwitz serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of NASDAQ, and under the applicable rules of the SEC, in particular, Rule 10C-1 under the Exchange Act, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m). The Compensation Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Compensation Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/ corporate-governance.cfm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters, including, on an annual basis, director independence. The current members of our Nominating and Corporate Governance committee are Kenneth Galbraith, Paulo Costa, Karen Ferrante, M.D. and Matthew Fust. Mr. Galbraith serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm.

In recommending candidates for election to the Board at the Annual Meeting or any special meeting of stockholders, the independent members of the Nominating and Corporate Governance Committee may consider such factors as personal and professional integrity, ethics and values, experience in corporate management, experience in the industries in which we compete, experience as a board member or executive officer of another publicly held company, diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, conflicts of interest, practical and mature business judgment and any other areas as may be expected to contribute to an effective Board. With respect to diversity, the Nominating and Corporate Governance Committee may consider such factors as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an Annual Meeting, the stockholder must provide notice to the Company in a timely manner. See “When are stockholder proposals or director nominations due for next year’s Annual Meeting?” for additional information. Our by-laws specify requirements as to the form and content of a stockholder’s notice and updates and supplements to such notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our by-laws, which is available, without charge, from our Corporate Secretary, at 9704 Medical Center Drive, Rockville, Maryland 20850.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met seven times during the last year. The Audit Committee met six times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met five times during last year. During 2016, all then current Board members attended 75% or more of the meetings of the Board and of the committees on which they served. We encourage all of our directors and nominees for director to attend our Annual Meeting, but attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, there has not been, nor is there any proposed transaction where we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation—Overview of Employment and Change in Control Agreements” or those described immediately below.

In December 2014, we entered into a collaboration and license agreement with Janssen Biotech, Inc. (“Janssen”), relating to one of our programs, designated MGD011, and concurrently entered into a stock purchase agreement and an investor agreement with Johnson & Johnson Innovation—JJDC, Inc. (“JJDC”), an affiliate of Janssen. The transactions contemplated by these agreements closed in the first quarter of 2015. Under the terms of this stock purchase agreement, JJDC acquired 1,923,077 shares of our common stock, which is approximately 5.5% of our common stock as of March 24, 2017. JJDC has certain rights and is subject to certain restrictions as set forth in greater detail in the above referenced investor agreement. JJDC does not have any rights to appoint individuals to our Board of Directors or otherwise direct our general operations. There are on-going rights and obligations set forth in the collaboration and license agreement with Janssen, under which Janssen can control and direct the MGD011 program subject to the terms of that agreement; however, Janssen does not have any rights to direct our general operations. For additional information, see the descriptions of these agreements in our Form 10-K.

In May 2016, we announced a global collaboration and license agreement for MGD015, a preclinical bispecific molecule, with Janssen. Under the terms of the agreement, the Company received a $75 million upfront license fee. Janssen will complete IND-enabling activities and be fully responsible for future clinical development of MGD015. Assuming successful development and commercialization, the Company could receive up to an additional $665 million in clinical, regulatory and commercialization milestone payments. The Company may elect to fund a portion of late-stage clinical development in exchange for a profit share in the U.S. and Canada. If commercialized, the Company would be eligible to receive double-digit royalties on any global net sales and has the option to co-promote MGD015 with Janssen in the U.S.

Policies and Procedures for Related Party Transactions

The Audit Committee is responsible for reviewing and approving, prior to our entry into any related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. With certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, the Audit Committee’s authority covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. In addition, our Company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees report any potential related party transaction prior to entering into such transaction. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our general counsel, our chief financial officer and our Audit Committee.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our current executive officers as of March 24, 2017:

Name	Age	Position(s)
Scott Koenig, M.D., Ph.D	64	President, Chief Executive Officer and Director
James Karrels	50	Senior Vice President, Chief Financial Officer and Corporate Secretary
Ezio Bonvini, M.D.	63	Senior Vice President, Research and Chief Scientific Officer
Eric Risser	44	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer
Atul Saran	43	Senior Vice President and General Counsel
Jon Wigginton, M.D.	55	Senior Vice President, Clinical Development and Chief Medical Officer
Thomas Spitznagel, Ph.D.	50	Senior Vice President, BioPharmaceutical Development and Manufacturing
Lynn Cilinski	59	Vice President, Controller and Treasurer

Scott Koenig, M.D., Ph.D., President and Chief Executive Officer and a director since September 2001 and was one of our co-founders. See “Directors and Nominees—Class I Nominees for Election; Term Expiring at the 2020 Annual Meeting of Stockholders” for Dr. Koenig’s biography.

James Karrels, Senior Vice President, Chief Financial Officer and Corporate Secretary, joined us in May 2008 and has approximately 25 years of experience in finance, with a significant portion of those working for, or on behalf of, life sciences companies. Prior to joining us, he served as Executive Director of Finance at Jazz Pharmaceuticals, Inc., where he was responsible for the company’s financial planning and analysis and investor relations activities. Prior to joining Jazz Pharmaceuticals, Mr. Karrels spent 11 years in the Investment Banking Group at Merrill Lynch, serving as a Director in the Global Healthcare Group. Mr. Karrels holds an M.B.A. from Stanford University and a B.B.A. from the University of Notre Dame.

Ezio Bonvini, M.D., Senior Vice President, Research and Chief Scientific Officer, joined us in June 2003. From 1985 to 2003, Dr. Bonvini was with the FDA in the Center for Biologics Evaluation and Research (CBER), which is responsible for regulating therapeutic monoclonal antibodies and other proteins, ultimately serving as Acting Deputy Director, Division of Monoclonal Antibodies and Chief, Laboratory of Immunobiology. From 1982 to 1984, Dr. Bonvini was a Visiting Fellow at the National Cancer Institute at the National Institutes of Health. Dr. Bonvini received a Diploma in Science from the Scientific Lyceum in Genoa, Italy, and his M.D. and Specialty Certification in Clinical Hematology from the University of Genoa, School of Medicine.

Eric Risser, Senior Vice President, Business Development and Portfolio Management and Chief Business Officer, joined us in March 2009. Prior to joining us, Mr. Risser held the position of Senior Director, Business Development in the pharmaceutical group at Johnson & Johnson, where he worked from 2003 to 2009. Before Johnson & Johnson, Mr. Risser started and built a consulting practice that provided counsel to emerging life science companies in the United States and Europe. Earlier in his career, Mr. Risser held venture capital and investment banking positions with BA Venture Partners and Lehman Brothers Holdings Inc., respectively. Mr. Risser holds an M.B.A. from Stanford University and a B.A. from Yale University.

Atul Saran, Senior Vice President and General Counsel, joined us in April 2014. Before joining MacroGenics, Mr. Saran spent over a decade at AstraZeneca and MedImmune. From May 2013 through January 2014, Mr. Saran was Vice President, Corporate Development and Ventures for AstraZeneca PLC. During that time, he was responsible for AstraZeneca’s global corporate development strategies and also chaired the MedImmune Ventures Investment Committee. From January 2011 through May 2013, Mr. Saran was Senior Vice President, Corporate Development and Ventures for MedImmune, the biologics business for AstraZeneca. During that time, he was responsible for corporate and business development, government contracting and oversight for MedImmune Ventures. From February 2003 through December 2010, Mr. Saran had positions of increasing responsibility in the MedImmune legal department, both before and after its acquisition by

AstraZeneca, culminating as Vice President and Deputy General Counsel. Before joining MedImmune, Mr. Saran was a practicing attorney in the private equity/emerging business group at Hogan & Hartson, LLP in Washington, D.C. Mr. Saran holds an M.B.A. from the MIT Sloan School of Management, a J.D. from the University of Illinois College of Law and a B.S. in biological sciences from Stanford University. He is a member of the bar in the State of California and in the District of Columbia. From August 2011 through January 2014, Mr. Saran served on the Board of Directors of Xencor, Inc., and also served on the Board of Directors of privately held companies Arriva Pharmaceuticals, Inc., Inotek Pharmaceuticals Corporation and VentiRx Pharmaceuticals, Inc. He is currently a member of the Board of Directors of LogicNets, Inc., a private company.

Jon Wigginton, M.D., Senior Vice President, Clinical Development and Chief Medical Officer, joined us in August 2013. Dr. Wigginton was the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol-Myers from October 2008 to August 2013. While there, he led the early clinical development of the Bristol-Myers’ Immuno-Oncology portfolio including anti-PD-1 and anti-PD-L1. Prior to joining Bristol-Myers, Dr. Wigginton was the Director of Clinical Oncology at Merck Research Laboratories from May 2006 to October 2008, where he led early- and late-stage clinical development teams for small molecules and biologics. During his academic career, Dr. Wigginton held several positions at the National Cancer Institute Center for Cancer Research (NCI-CCR), including Head of Investigational Biologics Section, Pediatric Oncology Branch. Dr. Wigginton received his M.D. and B.S. in Biology from the University of Michigan.

Thomas Spitznagel, Ph.D., Senior Vice President, BioPharmaceutical Development and Manufacturing, joined us in 2013. He has overall responsibility for both biopharmaceutical development and manufacturing of MacroGenics’ Fc-optimized monoclonal antibodies and DART® molecules, as well as facilities. Prior to joining us, he was at Human Genome Sciences, most recently serving as Vice President of BioPharmaceutical Development, where he was responsible for oversight of Analytical Development, Formulation and Drug Delivery, Purification Sciences, and Fermentation and Cell Culture Sciences. Prior to joining HGS, Dr. Spitznagel was a Senior Scientist at Nabi from 1996-1998, and a Staff Engineer at Genetics Institute from 1992-1996. Dr. Spitznagel earned his S.B. in Chemical Engineering at MIT, and his Ph.D. in Chemical Engineering at the University of California, Berkeley.

Lynn Cilinski, Vice President, Controller and Treasurer, joined us in October 2003. Prior to joining us, Ms. Cilinski spent a year as a consultant to various companies providing services to the government. Prior to that, she spent more than 20 years with Covanta Energy Inc. (formerly Ogden Corporation) where she held the position of Corporate Controller for four subsidiary companies that provided services to the federal government. Ms. Cilinski holds a B.S. from Strayer University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion & Analysis considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2016 and the various elements of compensation paid to the named executive officers for services during 2016.

In 2016, MacroGenics’ named executive officers consisted of the following people:

Name	Position(s)
Scott Koenig, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)
James Karrels	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)
Ezio Bonvini, M.D.	Senior Vice President, Research and Chief Scientific Officer
Eric Risser	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer
Jon Wigginton, M.D.	Senior Vice President, Clinical Development and Chief Medical Officer

Executive Compensation Philosophy

MacroGenics’ executive compensation program, overseen by the Compensation Committee of the Board, is designed to attract, retain and reward highly qualified talent at the senior executive level, in a very competitive market, while ensuring an individual and corporate accountability to achieve the Company’s mission, vision, and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes the following principles:

•	pay for executives who are responsible for the success of MacroGenics should be linked to individual and corporate performance;

•	compensation opportunities should be competitive with comparable biopharmaceutical companies, but also should be designed to be sufficiently flexible to attract talent as needed from other biopharmaceutical companies;

•	the equity compensation program should align executives’ interests with those of stockholders; and

•	supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

Within this overall philosophy, the Compensation Committee’s objectives regarding executive officer compensation are to:

•	offer a total compensation program that enables MacroGenics to attract, motivate, and retain individuals who are highly experienced with a proven track record of success, and to provide total compensation that is competitive with the Company’s peers, as described in more detail below;

•	achieve an equitable balance in the compensation offered to the members of the executive team;

•	provide annual variable cash incentive awards based on the achievement of individual and corporate performance criteria; and

•	make a significant portion of named executive officers’ compensation dependent on MacroGenics’ long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership.

Attract and Retain Highly Qualified Executives

The Compensation Committee believes that the compensation for MacroGenics’ executive officers should be designed to attract, motivate and retain highly qualified executive officers responsible for the success of MacroGenics and should be determined within a framework that rewards performance and aligns the interests of the named executive officers with the interests of the Company’s stockholders.

Balance Corporate and Individual Performance

The Compensation Committee believes that a significant portion of an executive officer’s total compensation should be affected by the overall Company performance as well as that individual’s performance. Incentives are based on meeting criteria in each of these categories and reflect the named executive officer’s overall contributions to the Company.

Reward Named Executive Officers for Meeting MacroGenics’ Strategic Goals and Objectives

The compensation program rewards the Company’s named executive officers for achieving specified performance goals, building stockholder value, and long-term retention with MacroGenics. The compensation program is designed to reward these three aspects because the Compensation Committee believes it will motivate the executive team to make balanced operational and long-term strategic decisions resulting in strong financial performance, scientific and product development innovation, and the achievement of the Company’s strategic business objectives.

Align Named Executive Officers’ Goals with MacroGenics’ Stockholders’ Goals

The Compensation Committee believes that MacroGenics’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, MacroGenics provides the executive officers with equity accumulation opportunities by awarding stock options and, in certain cases, restricted stock. Generally, stock option grants vest over four years, which supports long-term retention of our executive officers.

Align Named Executive Officers’ Compensation with Market Benchmarks

With the assistance of an independent compensation consultant, the Compensation Committee evaluates the compensation for each executive officer’s current position against the compensation data from peer companies, as described below, targeting the 25th to 75th percentiles for base salary, the 50th percentile for annual cash bonus and the 50th to 75th percentile for long-term (equity) incentives. These are common reference points among biotechnology companies similar in size to the Company and allows the Company’s compensation practices to remain consistent with market data, while allowing for differentiation based on Company and individual performance. Executive compensation may be positioned above or below the stated philosophy for individual executives based on experience, leadership, the ability to work together with members of the senior leadership team, scope of position and individual performance. Actual position with respect to these benchmarks also takes into consideration internal pay equity, Company constraints and other internal factors.

Use of Independent Compensation Consultant

The Compensation Committee retained Radford, an Aon Hewitt Company—a business unit of Aon plc, a national executive compensation consulting firm, to conduct market research and analysis to assist the committee in developing executive compensation levels for 2016, including appropriate base salaries, bonus percentages and equity awards for our executives. After consultation with Radford, the Compensation Committee determined that Radford was independent and that there was no conflict of interest resulting from retaining Radford for this engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and NASDAQ listing standards.

Oversight and Operation of the Executive Compensation Program

The Compensation Committee is appointed by the Board to review and approve annually the compensation of the Company’s executive officers, assist the Board with its responsibilities related to the compensation of the Company’s directors, officers, and employees, and to oversee the development and administration of the Company’s compensation plans. For details regarding the Compensation Committee’s oversight of the executive compensation program, see the section titled “Corporate Governance—Board Committees—Compensation Committee” beginning on page 17 of this Proxy Statement.

Process for Setting Executive Compensation

In setting executive base salaries and bonuses and granting equity incentive awards, the Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, internal pay equity, stockholder advisory votes, if any, on executive compensation, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and to incentivize a long-term commitment to our Company.

On an annual basis, the Compensation Committee schedules a series of meetings at which it reviews executive officer compensation. These meetings are used to establish a set of peer companies to use as a benchmark, review market compensation data from those companies as well as data from the biopharmaceutical sector more broadly, obtain input from the committee’s independent compensation consultant and obtain input from the Chief Executive Officer and Vice President, Human Resources. The Compensation Committee reviews the peer group annually to ensure that each company remains reasonable and appropriate and makes changes to the constituent companies as necessary. Selection parameters are determined for each review of the peer group based on the Company’s profile at the time of the review and all companies are evaluated against the selection criteria. Companies may be removed from the peer group based on falling outside of the selection parameters or due to being acquired while others may be added based on generally meeting the selection parameters and proximity to the Company in terms of business focus. Ultimately, the Committee strives to select a group of peer companies that is most closely aligned with the Company in terms of size, therapeutic focus and business profile.

As the Compensation’s Committee’s independent compensation consultant, Radford performs an analysis and presents a detailed report to our Compensation Committee and Chief Executive Officer, and makes recommendations for our executives’ compensation. The Chief Executive Officer and Compensation Committee review and discuss compensation for all executives other than the Chief Executive Officer. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. Dr. Koenig is not present for any Compensation Committee discussions regarding his compensation. Based on those discussions and its discretion, the Compensation Committee then determines and approves the compensation for each executive officer. MacroGenics’ Vice President, Human Resources is present for a portion of these Compensation Committee discussions and, at the request of the Compensation Committee, supplements information provided by Radford.

Compensation packages for each executive officer are analyzed and discussed by the Compensation Committee at least annually. Prior to that review, Radford performs an analysis, considering the goals of market competitiveness. The Committee also considers the executive’s performance and contribution to the Company, and internal equity. The results of this analysis are presented to the Compensation Committee, although at any time, the Compensation Committee may request additional information from the Vice President, Human Resources.

Peer Group and Market Data

In conducting its analysis, the Compensation Committee directed Radford to assess the compensation practices of publicly-traded peer companies with a median profile that was substantially similar to that of the

Company at the time of review. The peer group was constructed from U.S.-based biopharmaceutical companies of a similar size to the Company, by market capitalization ($300M—$3.0B) and number of employees (90-800 headcount), with at least one product candidate in Phase 2 or Phase 3 of clinical development. As secondary considerations in selecting this peer group, the Compensation Committee also prioritized selecting companies that were focused on oncology therapeutics, those that had been public companies for a relatively shorter period of time and those that had similar levels of R&D expenses. This analysis was conducted in 2015 and in 2016 and resulted in the selection of the following companies:

2015	2016
Acceleron Pharma Inc.	Acceleron Pharma Inc.
Agenus Inc.	Aduro BioTech, Inc.
Alder Biopharmaceuticals Inc.	Agenus Inc.
Array BioPharma Inc.	Agios Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Alder Biopharmaceuticals Inc.
Epizyme, Inc.	Array BioPharma Inc.
Five Prime Therapeutics, Inc.	Celldex Therapeutics, Inc.
ImmunoGen, Inc.	ChemoCentryx, Inc.
Infinity Pharmaceuticals, Inc.	Curis, Inc.
Kite Pharma, Inc.	Epizyme, Inc.
Merrimack Pharmaceuticals, Inc.	Five Prime Therapeutics, Inc.
NewLink Genetics Corporation	ImmunoGen, Inc.
Novavax, Inc.	Immunomedics, Inc.
OncoMed Pharmaceuticals, Inc.	Inovio Pharmaceuticals, Inc.
Prothena Corporation plc	Kite Pharma, Inc.
Puma Biotechnology, Inc.	NewLink Genetics Corporation
Sangamo Biosciences Inc.	OncoMed Pharmaceuticals, Inc.
Trevena, Inc.	Prothena Corporation plc
Xencor, Inc.	Puma Biotechnology, Inc.
Xencor, Inc.

In addition, the Compensation Committee reviewed broader market compensation survey data from Radford’s Global Life Sciences survey reflecting companies of similar size, both in terms of market capitalization and number of employees, operating in the biopharmaceutical industry. The analysis of the 2015 peer companies above and this additional market data were used in determining salary and non-equity compensation targets for 2016, including in confirming that compensation was competitive both in terms of each element of compensation and total compensation. The Compensation Committee used the data from the 2016 peer companies to determine appropriate base salary increases and equity grants to award to executive officers who were promoted during the year.

Market data is used to determine whether or not a named executive officer’s salary, bonus opportunity and equity incentives are competitive both in terms of each element of compensation and total compensation. When setting the compensation for the named executive officers for 2016, Radford prepared an extensive analysis of compensation-related data specific to the life science industry and recommendations to review prior to making any compensation decisions.

Internal Equity

The Compensation Committee considers internal equity for all employees including, but not limited to, its named executive officers when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices among the protected classes.

Individual Performance

In late 2016 and early 2017, the Chief Executive Officer reviewed and evaluated the performance of the other executive officers based on the Company’s performance in 2016 and each individual’s achievements in 2016 against their established objectives that had been set early in the year. Based on this evaluation, the Chief Executive Officer made recommendations to the Compensation Committee for each other executive officer regarding base salary adjustments, bonuses to be paid, adjustments to target bonus percentages and equity grants. The Compensation Committee discussed recommendations with the Chief Executive Officer and evaluated them in light of each individual’s performance as well as benchmark data provided by the committee’s compensation consultant.

In late 2016 and early 2017, the Compensation Committee also reviewed and evaluated the performance of the Chief Executive Officer, based on the Company’s performance in 2016 against its objectives and the overall value of the Chief Executive Officer’s contributions to that effort.

Based on the performance evaluations, each executive officer received a performance rating for his or her 2016 performance. The performance rating was used to determine base salary adjustments, bonuses to be paid, adjustments to target bonus percentages and equity grants. For 2016, each named executive officer received a performance rating that reflected that they had achieved or exceeded their target performance.

Elements of Compensation

The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long-term goals and objectives and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a performance-based cash incentive bonus program and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the named executive officers.

The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the named executive officers with the interests of the stockholders.

Base Salary

The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term. The Company provides an annual salary to each named executive officer designed to reflect that person’s level of responsibility, expertise, skills, knowledge, and experience. When determining base salaries, the Compensation Committee considered each named executive officer’s performance in light of the individual’s 2015 performance goals and achievement of Company objectives, as well as the 2015 peer group data described above and made adjustments, as appropriate, to assist the Company in retaining this expertise, skill, and knowledge at the Company. These base salary increases for fiscal year 2016 were effective as of January 1, 2016. In addition, Drs. Bonvini and Wigginton and Mr. Risser were promoted in 2016. At the time of each of their promotions, the Compensation Committee conducted an assessment, including review of market data provided by Radford to determine whether base salary increases were warranted in conjunction with the promotions. Based on this assessment, the Committee concluded that the adjustments set forth below were appropriate.

The 2016 base salaries for the named executive officers as of December 31, 2016 were:

Executive	Base Salary ($)		Percentage Increase in Base Salary from December 31, 2015 (%)
Scott Koenig, M.D., Ph.D.	535,600		3
James Karrels	344,400		3
Ezio Bonvini, M.D.	391,000	(1)	12
Eric Risser	362,000	(2)	8
Jon Wigginton, M.D.	430,000	(3)	13

(1)	Reflects Dr. Bonvini’s promotion in September 2016. His salary prior to his promotion was $360,500 which reflects a 3% increase from his December 31, 2015 base salary, and his subsequent promotion reflects an additional 9% increase.
(2)	Reflects Mr. Risser’s promotion in September 2016. His salary prior to his promotion was $345,100 which reflects a 3% increase from his December 31, 2015 base salary, and his subsequent promotion reflects an additional 5% increase.
(3)	Reflects Dr. Wigginton’s promotion in February 2016. His salary prior to his promotion was $390,400 which reflects a 3% increase from his December 31, 2015 base salary, and his subsequent promotion reflects an additional 10% increase.

Annual Incentive Cash Bonus

Our bonus plan is designed to motivate and reward our executives for achievements relative to our goals and expectations for each fiscal year. Each executive officer has a target bonus opportunity, defined as a percentage of his or her earned base salary. Following the end of each year, our Compensation Committee, in its discretion, determines bonuses. Material considerations in determining bonuses include the overall performance of the Company, the level of achievement of the corporate objectives for the year and an executive officer’s performance against his or her individual objectives for the year; and the executive’s handling of unplanned events and opportunities. The Compensation Committee considers the Chief Executive Officer’s input with respect to the Company’s performance against our established corporate objectives. Based on these factors and the judgment of our Compensation Committee, we approved the bonuses in the table below for our named executive officers for the fiscal year ended December 31, 2016.

The target bonus is set at a percentage of the named executive officer’s base salary, with such percentages being evaluated in the context of market data as described above. If the executive was promoted during 2016, the bonus was calculated separately for each position he/she held during the year, based on the corresponding salary and bonus target. Then the two calculations were added together to form the total bonus for 2016. The Compensation Committee believes that the higher the individual’s position within the Company, the more closely his or her bonus award should be tied to the Company’s success. The Chief Executive Officer’s bonus is based solely on the achievement of the 2016 corporate objectives described below and the discretion of the Compensation Committee. For other named executive officers, 60% of the bonus for 2016 was based on corporate achievement and 40% of the bonus was based on individual performance. The Compensation Committee chose this split because it believed that this split recognized the need for executive officers to have a substantial portion of their compensation tied to Company performance, while also recognizing the need to focus and incentivize executive officers to achieve their individual performance goals. In contrast, given his senior role at the Company, the Compensation Committee believed that 100% of Dr. Koenig’s bonus compensation should be tied to Company performance, subject to discretionary adjustments by the committee, since he is ultimately responsible for the performance for all aspects of the Company’s business. The Compensation Committee assesses this split between corporate achievement and individual performance on a periodic basis. The

Compensation Committee retains the discretion to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors.

2016 Company Performance Objectives

With regard to evaluating Company performance, early in 2016, the Compensation Committee, with management’s input and recommendation, reviewed and approved a set of Company objectives for 2016 and then evaluated the Company’s performance against those objectives. In setting the 2016 objectives, the Board sought to create targets for management that the Compensation Committee believed were consistent with the Company’s long-term strategic plan and in the best interests of stockholders.

The 2016 objectives were divided into three categories labeled as Pipeline, Discovery and Infrastructure. The Pipeline objectives related to advancing clinical-stage programs with expected enrollment timing for each ongoing clinical trial, expected initiation timing for each new clinical trial to be started in 2016 and the expected filing date of an investigational new drug, or IND, application for a new molecular entity entering clinical testing for the first time. The Discovery objectives related to the identification and testing of potential new molecules expected to enter clinical testing in 2017 through 2019, consistent with the Company’s long-term strategic objective to advance at least one IND for a new molecular entity per year. The Infrastructure objectives related to compliance, the development of skills, capabilities and talents required for the long-term success of the organization and the management of the Company’s cash and other resources against budget and the Company’s strategic plan. In addition, while the Compensation Committee retains the discretion to recognize extraordinary performance, the 2016 objectives also included criteria for a transaction that would significantly accelerate the Company’s long-term strategic plan by providing significant additional funding or meaningfully expanding the Company’s pipeline. In evaluating overall performance, Pipeline objectives were given a 60% weight, Discovery objectives were given a 25% weight, and Infrastructure objectives were given a 15% weight. Further, if a significant transaction was completed, the executive officers could receive an increase in the overall performance of up to 20%.

In making its assessments of performance at the end of the year, the Board determined that the Pipeline and Infrastructure objectives had been partially met and that the Discovery objectives had been fully met. Given the weighting of each category, in the aggregate, the Board determined that the Company had achieved 75% of the 100% possible against these objectives.

In addition to performance against these objectives, the Compensation Committee determined that the transaction with Janssen regarding MGD015 met the criteria for a significant transaction that could accelerate the Company’s long-term strategic plan. Consequently, the Compensation Committee increased the corporate achievement by 10%. Taken collectively with the primary categories, the Compensation Committee determined that the corporate portion of the bonuses of named executive officers would be paid at the 85% level.

2016 Individual Performance Objectives

The individual objectives for each of the named executive officers, other than the Chief Executive Officer, were established between each such named executive officer and the Chief Executive Officer during 2016. These objectives were established, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives. At the end of the year, the Chief Executive Officer evaluated the performance of each such named executive officer and assigned an achievement percentage against the individual objectives for each such named executive officer.

For 2016, the bonus targets for each named executive officer, each individual’s achievement against those targets and the amount paid to those individuals were as follows:

Executive	Target Bonus Percentage (%)		Target Bonus ($)		Performance Achievement for 2016 (%)	Bonus Amount Paid ($) (1)
Scott Koenig, M.D., Ph.D. (2)	55		294,580		82	240,000
James Karrels	35		120,540		87	105,111
Ezio Bonvini, M.D.	35		136,850	(4)	84	115,067
Eric Risser	35		126,700	(4)	92	116,385
Jon Wigginton, M.D.	40	(3)	172,000	(4)	80	134,546

(1)	Amount paid in the first quarter of 2017.
(2)	The Chief Executive Officer’s bonus is based solely on the achievements of the 2016 Company objectives and the discretion of the Compensation Committee.
(3)	Dr. Wigginton’s target bonus percentage increased from 35% to 40% in connection with his promotion in February 2016.
(4)	Drs. Bonvini and Wigginton and Mr. Risser were each promoted during 2016, and each of their base salaries was increased in connection with their promotions. The target bonus shown is (a) the base salary for the initial role multiplied by the target bonus percentage for the initial role, added to (b) the base salary for the new role multiplied by the target bonus percentage for the new role, in each case pro rated for the percentage of the year the applicable role was held.

Equity Awards

We typically grant stock option awards at the start of employment to each employee, including our named executive officers. In addition, employees, including named executive officers, have typically been granted stock option awards on an annual basis. The Compensation Committee believes these equity awards encourage retention and align compensation for our named executive officers with the long-term objectives of the Company. The Compensation Committee also retains discretion to make additional targeted equity awards, in the form of options or other types of awards, in certain circumstances. In 2016, such discretionary additional targeted equity awards were granted to Dr. Bonvini, Mr. Risser, and Dr. Wigginton in connection with their promotions during the year.

The annual stock option grants and any discretionary additional targeted equity awards to our executive officers are evaluated by the Compensation Committee in the context of each executive officer’s total compensation and takes into account the market data provided by Radford in addition to the individual employment situation of each executive officer. In the case of executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances. Our stock option grants to executive officers are awarded on the date that the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our per-share closing-price valuation on the date of grant. Time vested stock option grants to our executives typically vest 12.5% six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters. The Compensation Committee retains discretion to make adjustments to the vesting schedule and types of awards as may be necessary to meet the Company’s long-term objectives.

The Company’s 2013 Equity Incentive Plan also permits granting specified types of equity incentives other than stock options. The Compensation Committee retains the discretion to issue grants of other types of incentives under this plan based on market data provided by Radford, the individual employment situation of each named executive officer and the best interests of the Company. Under this authority, in connection with his promotion to Chief Medical Officer in February 2016, the Compensation Committee issued restricted stock units to Dr. Wigginton under this plan. All of the restricted stock units under that grant will vest two years after issuance provided that Dr. Wigginton is still employed by the Company at that time or has been terminated other than for “cause” as defined in the applicable restricted stock unit agreement.

The Compensation Committee shifted its annual compensation review cycle to take place in the first quarter of 2017 and expects that future reviews will similarly occur in the first quarter after the year being reviewed. As a result, there were no equity grants or non-equity compensation payments made in the fourth quarter of 2016, and the awards made in the first quarter of 2017 were adjusted to reflect this change.

The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	3,838,060	$18.93	2,644,706
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	3,838,060		2,644,706

(1)	Includes the MacroGenics, Inc. 2013 Equity Incentive Award Plan, 2003 Equity Incentive Plan and 2000 Stock Option and Incentive Plan.
(2)	Includes 3,838,060 of equity available for issuance under our 2013 Plan. In addition to being available for future issuance upon exercise of stock options and vesting of restricted stock unit awards that have been or may be granted after December 31, 2016, our 2013 Plan provides for the issuance of restricted stock awards and other stock-based awards. The 2013 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2013 Plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the lesser of (a) 1,960,168 shares, (b) 4.0% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (c) such smaller number of shares of stock as determined by our Board. As of December 31, 2016, 2,644,706 shares were available for future issuance, which number increased by 1,394,824 shares as of January 1, 2017, due to the effect of this evergreen provision.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2016, 2015, and 2014 by the named executive officers.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)(3)	Nonequity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($) (3)
Scott Koenig, M.D., Ph.D.	2016	535,600	—	—	—	240,000	7,950	783,550
President, Chief Executive Officer and Director	2015	523,048	—	—	3,112,995	266,000	3,975	3,906,018
	2014	466,548	—	—	2,592,296	280,000	3,900	3,342,744

James Karrels	2016	344,400	—	—	—	105,111	7,950	457,461
Senior Vice President, Chief Financial Officer and Corporate Secretary	2015	336,518	—	—	933,899	107,600	3,975	1,381,992
	2014	313,818	—	—	740,656	115,000	3,900	1,173,374

Ezio Bonvini, M.D.	2016	369,627	—	—	526,149	115,067	7,950	1,018,793
Senior Vice President, Research and Chief Scientific	2015	353,048	—	—	1,141,432	117,400	3,975	1,615,855
	2014	328,048	—		925,820	130,000	3,900	1,387,768

Eric Risser	2016	350,157	—	—	438,458	116,385	7,950	912,950
Senior Vice President, Business Development	2015	336,518	—	—	933,899	110,000	3,975	1,384,392
	2014	301,368	—	—	925,820	121,000	3,900	1,352,088

Jon Wigginton, M.D.	2016	423,400	—	458,400	—	134,556	7,950	1,024,306
Senior Vice President, Clinical Development and Chief Medical Officer	2015	380,758	—	—	1,141,432	127,100	3,975	1,653,265
	2014	369,699	—	—	740,656	131,000	3,900	1,245,255

(1)	The amounts reflect the grant value for restricted stock units (RSUs) using the Company’s closing stock price on the date of grant.
(2)	The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
(3)	For years ended December 31, 2015 and 2014, equity grants were made to named executive officers in December of those years. For the year ended December 31, 2016, the Company shifted its performance review cycle and made equity grants to named executive officers in the first calendar quarter of 2017. Since these grants were not made prior to December 31, 2016, they are not included in this table, but for comparison with prior periods, in February 2017 stock option awards were granted to named executive officers in the following amounts: Dr. Koenig ($2,623,860); Mr. Karrels ($721,562); Dr. Bonvini ($885,553); Mr. Risser ($721,562); Dr. Wigginton ($885,553). Stock and option awards shown for Drs. Bonvini and Wigginton and Mr. Risser reflect grants awarded in connection with their respective promotions.
(4)	The amounts reflect the performance bonuses paid in 2017 for performance during 2016; the performance bonuses paid in 2016 for performance during 2015; and the performance bonuses paid in 2015 for performance during 2014.
(5)	The amounts reflect $7,950, $3,975 and $3,900 in 401(k) matching in 2016, 2015 and 2014, respectively.

The following tables provide certain information as of December 31, 2016, with respect to equity grants made to our named executive officers.

Grants of Plan-Based Awards

The following table sets forth information with respect to all plan-based awards granted during the fiscal year ended December 31, 2016 to the Company’s named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options (#) (2)		Exercise or Base Price of Option Awards (per share) (2)(3)	Grant Date Fair Value of Stock and Option Awards (2)(4)
Scott Koenig, M.D., Ph.D.		294,580
James Karrels		120,540
Ezio Bonvini, M.D.	9/14/2016				30,000	(6)	$28.95	$526,149
		136,850
Eric Risser	9/14/2016				25,000	(6)	$28.95	$438,458
		126,700
Jon Wigginton, M.D.	2/25/2016		30,000	(5)				$458,400
		172,000

(1)	Reflects target awards under the Company’s annual incentive cash plan. There are no threshold or maximum award levels under this plan. For information about the actual payouts under the plan, which were determined by the Compensation Committee on February 15, 2017, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Cash Bonus” and the “Summary Compensation Table.”
(2)	Equity grants made to named executive officers in the first quarter of 2017 in connection with the Compensation Committee’s review of 2016 performance are described in footnote (3) of the “Summary Compensation Table” above.
(3)	Exercise or base price represents the market closing stock price on the date of award.
(4)	The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The assumptions used in the valuation of these awards are set forth in Note 6 to our financial statements, which are included in our Form 10-K.
(5)	Reflects restricted stock units that will vest on the second anniversary of the date of grant that were issued to Dr. Wigginton in connection with his promotion in 2016.
(6)	Reflects stock option grants that were issued to Dr. Bonvini and Mr. Risser in connection with their promotions in 2016. These option grants will vest 12.5% six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s named executive officers as of December 31, 2016:

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of securities underlying unexercised options exercisable (#)	Underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares of units of stock that have not vested ($) (2)
Scott Koenig, M.D., Ph.D.	11/16/2007	79,898	—	0.94	11/15/2017	—	—
	1/11/2009	79,897	—	0.94	1/10/2019	—	—
	3/14/2012	133,163	—	0.94	3/13/2022	—	—
	1/6/2013	49,935	3,330	1.51	1/5/2023	—	—
	10/9/2013	114,393	38,132	16.00	10/9/2023	—	—
	12/12/2014	70,000	70,000	29.68	12/12/2024	—	—
	12/18/2015	37,500	112,500	31.43	12/18/2025	—	—
James Karrels	4/10/2008	19,516	—	0.94	4/9/2018	—	—
	1/11/2009	13,314	—	0.94	1/10/2019	—	—
	1/10/2010	5,326	—	0.94	1/9/2020	—	—
	1/9/2011	9,320	—	0.94	1/8/2021	—	—
	3/14/2012	10,653	—	0.94	3/13/2022	—	—
	1/6/2013	12,483	833	1.51	1/5/2023	—	—
	10/9/2013	36,593	12,198	16.00	10/9/2023	—	—
	12/12/2014	20,000	20,000	29.68	12/12/2024	—	—
	12/18/2015	11,250	33,750	31.43	12/18/2025	—	—
Jon Wigginton, M.D.	7/19/2013	53,489	31,959	4.70	7/18/2023	—	—
	12/12/2014	20,000	20,000	29.68	12/12/2024	—	—
	12/18/2015	13,750	41,250	31.43	12/18/2025	—	—
	2/25/2016	—	—	—	2/25/2026	30,000	613,200
Ezio Bonvini, M.D.	3/14/2012	26,632	—	0.94	3/13/2022	—	—
	1/6/2013	24,967	1,665	1.51	1/5/2023	—	—
	10/9/2013	18,296	6,099	16.00	10/9/2023	—	—
	12/12/2014	25,000	25,000	29.68	12/12/2024	—	—
	12/18/2015	13,750	41,250	31.43	12/18/2025	—	—
	9/14/2016	—	30,000	28.95	9/14/2026	—	—
Eric Risser	3/24/2009	33,497	—	0.94	3/23/2019	—	—
	1/10/2010	2,662	—	0.94	1/9/2020	—	—
	1/9/2011	7,989	—	0.94	1/8/2021	—	—
	3/14/2012	10,653	—	0.94	3/13/2022	—	—
	1/6/2013	24,967	1,665	1.51	1/5/2023	—	—
	10/9/2013	18,296	6,099	16.00	10/9/2023	—	—
	12/12/2014	25,000	25,000	29.68	12/12/2024	—	—
	12/18/2015	11,250	33,750	31.43	12/18/2025	—	—
	9/14/2016	—	25,000	28.95	9/14/2026	—	—

(1)	Options vest and become exercisable with respect to (a) 12.5 percent of the underlying shares six months after the grant date and (b) the remainder of the underlying shares in 14 equal quarterly installments.
(2)	Reflects restricted stock units granted to Dr. Wigginton, which will vest on the second anniversary of the date of grant. The market value is based on the closing stock price of the date on grant.

Options Exercised and Stock Vested Table

The following table sets forth certain information concerning the exercise of stock options held by the named executive officers during the fiscal year ended December 31, 2016. There was no vesting of restricted stock units held by the named executive officers during the fiscal year ended December 31, 2016.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized Vesting (2) ($)
Scott Koenig, M.D., Ph.D.	114,517	1,917,813	—	—
James Karrels	10,000	185,200	—	—
Ezio Bonvini, M.D.	33,127	632,727	—	—
Eric Risser	2,500	37,150	—	—
Jon Wigginton, M.D.	45,000	1,129,645	—	—

(1)	This amount represents the difference between the sales price and the exercise price.
(2)	Based on the closing price of the Company’s Common Stock, as reported on the NASDAQ on the date on which the stock vested, or, if the stock vested on a weekend or holiday, the closing price of the stock on the next day the Company’s Common Stock was traded.

Perquisites and Other Personal Benefits

All of the named executive officers are eligible to participate in the Company’s employee benefit plans, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short and long-term disability, life insurance, and a 401(k) plan. These plans are offered to all employees and do not discriminate in favor of named executive officers.

Tax and Accounting Implications

Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to its chief executive officer and any of its other three named executive officers (excluding the chief financial officer). This limitation, however, does not apply to compensation meeting the requirements for qualifying performance-based compensation within the meaning of Section 162(m). The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) in designing our executive compensation program. The Compensation Committee, however, believes that a compensation program that attracts and retains highly qualified executives and rewards them for their achievements is necessary for our success and, therefore, is in the best interests of the Company and our stockholders. Accordingly, the Compensation Committee believes that in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, the Compensation Committee may pay or provide compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m).

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all directors and officers from pledging or engaging in hedging or similar transactions in our stock, including but not limited to prepaid variable forwards, equity swaps, collars, puts, calls and short sales.

Compensation Risk Assessment

Our compensation policies and programs are designed to encourage our employees to remain focused on both our short- and long-term goals. Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. The Compensation Committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both short-and long-term performance goals.

Overview of Employment and Change in Control Agreements

As of December 31, 2016, the Company had employment agreements in place with each of its named executive officers. The employment agreements provide for certain payments upon a named executive officer’s termination, as described below. All of the named executive officers are “at-will” employees.

Dr. Koenig

In October 2013, we entered into an employment agreement with Dr. Koenig. Dr. Koenig is employed “at-will,” which means that he has no definitive term of employment.

Dr. Koenig’s employment agreement includes non-competition and non-solicitation provisions that will prohibit him from competing with us, soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason and, with respect to the non-competition provisions, for the period during which he is receiving severance benefits. Under his employment, Dr. Koenig is also subject to confidentiality and invention disclosure and assignment obligations. Dr. Koenig is eligible to receive severance benefits in specified circumstances.

Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Dr. Koenig will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.

The following table summarizes the schedule of severance benefits Dr. Koenig would receive in the event of such a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	24 months of base salary and target bonus (55% of base salary)	12 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	24 months of base salary and target bonus (55% of base salary)	12 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested

In addition, upon the occurrence of a Change of Control (irrespective of whether Dr. Koenig’s employment terminates), each outstanding stock option held by Dr. Koenig that was granted by us to him prior to the IPO will become fully vested.

The following definitions are used in Dr. Koenig’s employment agreement:

•	“Cause” means: (a) a failure to substantially perform the duties with us (if the failure to substantially perform is not cured, if curable, within thirty (30) days after receipt of written notice from the Board of Directors that specifies the conduct constituting Cause under this clause (a); (b) willful misconduct, or gross negligence in the performance of duties to us; (c) the conviction or entry of a guilty plea or plea of no contest with respect to, any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; (d) commission of an act of fraud, embezzlement or misappropriation against us; (e) a material breach of the fiduciary duty owed to us; (f) engaging in any improper conduct that has or is likely to have an adverse economic or reputational impact on us; or (g) a material breach of the employment agreement.

•	“Change of Control” means: (a) any person (excluding our employee benefit plans) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of our then outstanding securities; (b) we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation unless our outstanding securities immediately prior to the transaction continue to represent at least 50% of the combined voting power immediately after the transaction; or (c) stockholder approval of the liquidation or winding-up of our company or the consummation of the sale or disposition of all or substantially all of our assets; or (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted our Board (including for this purpose any new director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Board of Directors.

•	“Good Reason” means the occurrence of any of the following events (without the executive’s consent): (i) material adverse change in functions, duties, or responsibilities that would cause the executive’s position to become one of materially lesser responsibility, importance, or scope or (ii) a material breach of the agreement by us. No resignation will be treated as “good reason” unless (a) the executive has given written notice of such event to us within ninety (90) days after the initial occurrence thereof, (b) we have failed to cure the condition constituting “good reason” within 30 days following the delivery of the notice, and (c) the executive terminates employment within thirty (30) days after expiration of such cure period.

Mr. Karrels

In October 2013, we entered into an employment agreement with Mr. Karrels. Mr. Karrels is employed “at-will,” which means that he has no definitive term of employment.

Mr. Karrels’ employment agreement includes a non-competition provision that will prohibit him from competing with us for a period of 18 months following the end of his employment with us for any reason or for the period during which he is receiving severance benefits, as well as a non-solicitation provision that will prohibit him from soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason. Under his employment agreement, Mr. Karrels is also subject to confidentiality and invention disclosure and assignment obligations.

Mr. Karrels is eligible to receive severance benefits in specified circumstances. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Mr. Karrels will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.

The following table summarizes the schedule of severance benefits Mr. Karrels would receive in the event of such a qualifying termination. Mr. Karrels’ employment agreement contains substantially similar definitions of the terms “Cause,” “Change of Control,” and “Good Reason” as those defined in Dr. Koenig’s agreement, discussed above.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	12 months of base salary	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	12 months of base salary and target bonus (35% of base salary)	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested

In addition, upon the occurrence of a Change of Control (irrespective of whether Mr. Karrels’ employment terminates), each outstanding stock option held by Mr. Karrels that was granted by us to him prior to the IPO will become fully vested.

Drs. Bonvini and Wigginton and Mr. Risser

In the first quarter of 2016, we entered into an employment agreement with each of Dr. Bonvini, Dr. Wigginton and Mr. Risser. Drs. Bonvini and Wigginton and Mr. Risser are each employed “at-will,” which means that each individual has no definitive term of employment.

Each of their employment agreements includes non-competition and non-solicitation provisions that will prohibit that individual from competing with us, soliciting our customers or employees, or hiring our employees for a period of 12 months following the end of his employment with us for any reason. Each individual is also subject to confidentiality and invention disclosure and assignment obligations.

Each of these individuals is also eligible to receive severance benefits in specified circumstances. Upon his death or termination for disability, each of Drs. Wigginton and Bonvini and Mr. Risser would be eligible to receive any earned but unpaid bonus obligation relating to the prior fiscal year and certain other accrued but unpaid obligations. Under the terms of each agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, each such individual will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control. The following table summarizes the schedule of severance benefits each of these individuals would receive in the event of such a qualifying termination.

The employment agreement for each of Drs. Bonvini and Wigginton and Mr. Risser contains substantially similar definitions of the terms “Cause,” “Change of Control” and “Good reason” as those defined in Dr. Koenig’s agreement, discussed above, except that the definition of “Good Reason” in these individuals’ agreements includes a material change in geographic location of his employment of at least 50 miles from our Rockville, Maryland, headquarters with no ability to telecommute. The following table summarizes the schedule of severance benefits each of these individuals would receive in the event of a qualifying termination.

The definition of “Disability” in the employment agreement for each of Drs. Bonvini and Wigginton and Mr. Risser is as follows: (a) the executive being determined to be totally disabled as defined by guidelines of the then-existing Company disability insurance plan in which the executive is participating, or (b) a determination by the Social Security Administration that the executive is “totally disabled” or (c) the executive’s inability to engage in comparable professional activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	12 months of base salary plus a pro-rated bonus at target for the current year	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	None

Termination occurs within One Year Following a Change in Control	12 months of base salary plus bonus at target	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which any stock options and any restricted stock units are not vested

In addition to the foregoing, Dr. Wigginton also received a grant of restricted stock units in connection with his promotion in February 2016. The applicable restricted stock unit agreement provides that the restricted stock units will vest two years after grant if Dr. Wigginton is still employed with the company or if he is terminated other than for “cause” as set forth in that agreement. The definition of cause in the restricted stock unit agreement is more limited than the cause definition in his employment agreement.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act, or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2016 Annual Report on Form 10-K.

Compensation Committee

Edward Hurwitz, Chair

Paulo Costa

Scott Jackson

David Stump, M.D.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 24, 2017 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 34,977,771 shares of common stock outstanding as of March 24, 2017, except as otherwise noted. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, to the best of our knowledge, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 24, 2017, upon exercise of outstanding options, vesting of restricted stock units or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. Except as otherwise indicated, the address of each of the named executive officers and directors in this table is 9704 Medical Center Drive, Rockville, Maryland 20850.

Name of beneficial owner	Shares of Common Stock (1)	Shares of Common Stock Issuable within 60 days (2)	Total Number of Shares of Common Stock Beneficially Owned	Beneficial Ownership %
Greater than 5% Stockholders
FMR LLC and affiliated persons (3)	5,225,358	—	5,225,358	14.94
Oppenheimer Funds, Inc. and affiliated persons (4)	3,037,007	—	3,037,007	8.68
BlackRock, Inc. and affiliated persons (5)	2,483,677	—	2,483,677	7.10
Johnson & Johnson and Johnson & Johnson Innovation-JJDC, Inc. (6)	1,923,077	—	1,923,077	5.50
BB Biotech AG (7)	1,920,000	—	1,920,000	5.50
Named executive officers and Directors:
Scott Koenig, M.D., Ph.D. (8)	924,460	605,307	1,529,767	4.37
James Karrels (9)	100,331	150,699	251,030	*
Jon Wigginton, M.D.	—	114,482	114,482	*
Ezio Bonvini, M.D. (10)	100,944	123,671	224,615	*
Eric Risser	4,000	107,310	111,310	*
Paulo Costa	59,435	46,621	106,056	*
Karen Ferrante, M.D.	—	6,640	6,640	*
Matthew Fust	500	37,634	38,134	*
Kenneth Galbraith	46,875	37,634	84,509	*
Edward Hurwitz	18,074	37,634	55,708	*
Scott Jackson	—	6,640	6,640	*
David Stump, M.D.	—	37,634	37,634	*
All directors and executive officers as a group (15 persons)	1,264,140	1,637,735	2,901,875	8.30

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.
(2)	Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 24, 2017, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 24, 2017.
(3)	FMR LLC and affiliated persons reported sole dispositive power with respect to 5,225,358 shares of our common stock as of December 31, 2016, in a Schedule 13G/A filed with the SEC on February 14, 2017. The address of FMR LLC and its affiliated persons is 245 Summer Street, Boston, Massachusetts 02210.
(4)	Oppenheimer Funds, Inc. and affiliated persons reported shared dispositive power with respect to 3,037,007 shares of our common stock as of December 31, 2016, in a Schedule 13G filed with the SEC on January 31, 2017. The address of Oppenheimer Funds Inc. and its affiliated persons is 2 World Financial Center, 225 Liberty Street, New York, NY 10281.
(5)	BlackRock, Inc. and affiliated persons reported sole dispositive power with respect to 2,483,677 shares of our common stock as of December 31, 2016, in a Schedule 13G filed with the SEC on January 25, 2017. The address of BlackRock, Inc. and its affiliated persons is 55 East 52nd Street, New York, NY 10055.
(6)	Johnson & Johnson, a New Jersey corporation (“J&J”), and its wholly owned subsidiary, JJDC, each reported shared voting and dispositive power with respect to 1,923,077 shares of our common stock as reported in a Schedule 13G filed with the SEC on February 5, 2015. We are not aware of any changes in J&J or JJDC’s ownership of our common stock since that time. The securities reported herein as being held by J&J and JJDC are held by JJDC. J&J may be deemed to indirectly own the securities that are held by JJDC. The address of J&J and JJDC is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.
(7)	BB Biotech AG and its wholly-owned subsidiary, Biotech Target N.V. reported shared dispositive power with respect to 1,920,000 shares of our common stock as of December 31, 2016, in a Schedule 13G filed with the SEC on February 14, 2017. The address of BB Biotech AG is Scwerstrasse 6, CH-8200 Schaffhausen, Switzerland. The address of Biotech Target N.V. is Snipweg 26, Curacao.
(8)	Consists of (i) 53,265 shares of common stock, (ii) 703,413 shares of common stock owned jointly by Dr. Koenig and his spouse, of which Dr. Koenig has shared voting and dispositive power and (iii) 167,782 shares of common stock held by the Scott Koenig Family Trust, an irrevocable trust, of which Dr. Koenig’s spouse and brother-in-law are co-trustees, and of which Dr. Koenig may be deemed to have shared voting and dispositive power.
(9)	Consists of 100,331 shares of common stock jointly owned by Mr. Karrels and his spouse.
(10)	Consists of (i) 93,394 shares of common stock, and (ii) 7,550 shares of common stock held by the Bonvini Family 2015 Irrevocable Trust for the benefit of an immediate family member, of which is managed by a third-party trustee and of which Dr. Bonvini may be deemed to have shared voting and dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all of our officers, directors and greater than 10% beneficial owners were in material compliance with applicable Section 16(a) filing requirements, except for a late filing for Dr. Bonvini related to an option exercise that occurred on February 11, 2016, which was subsequently reported on a Form 4 filed on October 21, 2016.

HOUSEHOLDING OF PROXY MATERIALS

In order to reduce printing costs and postage fees, we mail only one copy of the Notice of the Annual Meeting, which includes instructions on how to access our 2016 Annual Report and Proxy Statement on the internet, and the proxy card to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).

We will deliver upon written or oral request a separate copy of the 2016 Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of the above mentioned materials was delivered. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 9704 Medical Center Drive, Rockville, Maryland 20850, or by calling us at (301) 251-5172. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors

James Karrels

Corporate Secretary

Rockville, Maryland

April 4, 2017

09 14 2016 FINAL Board Approved, pending shareholder approval

MACROGENICS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2016 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of MacroGenics, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Plan was approved by the Company’s Board of Directors (the “Board”) on September 14, 2016 (the “Adoption Date”), and is subject to shareholder approval as described below. An aggregate of 800,000 shares of Common Stock have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), and shall be interpreted consistent therewith.

1. Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Code. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) unless the Board or the Committee specifies otherwise (each subsidiary participating in the Plan is referred to herein as a “Participating Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, subject to Section 11, provided that:

(a)	The individual is customarily employed by the Company or a Participating Subsidiary for more than 20 hours a week; and

(b)	The individual is an employee of the Company or a Participating Subsidiary not later than the last day of the enrollment period for the next applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, would own five percent (5%) or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings. The Company will make one or more offerings (“Offerings”) to eligible employees to purchase Common Stock under this Plan. Each offering shall extend for a six (6) month period (“Plan Period”) during which payroll deductions shall be made and held for the purchase of common stock at the end of the Plan Period. The Plan Period commencing on December 1 and ending on May 31 is the “December Plan Period” and the Plan Period commencing on June 1 and ending on November 30 is the “June Plan Period.” Notwithstanding the foregoing, however, the Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or fewer. For purposes of the Plan, “Offering Commencement Date” shall mean the first business day of any Plan Period. For the avoidance of doubt, the Offering Commencement Date shall be the date of grant for purposes of Section 423 of the Code and the regulations thereunder.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing a registration form during the applicable enrollment period preceding the plan period. An employee who elects to participate in an Offering is referred to herein as a “Participant”. The form

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09 14 2016 FINAL Board Approved, pending shareholder approval will authorize a regular payroll deduction from the Compensation (as defined below) received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all Participants. With respect to any Offering made under this Plan, an eligible employee may elect to withhold any whole percentage up to a maximum of 10% of employee’s Compensation. Any payroll deductions authorized must be in whole percentages only. These deductions will continue at the same rate for future offerings under the Plan as long as the Plan remains in effect unless the employee makes a change to the deduction or withdraws from the Plan.

6. Deduction Changes. An employee may discontinue his or her payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not decrease or increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day of the Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not resume participation during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable Option Price (as defined below) the largest number of whole shares of Common Stock resulting from the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period up to a maximum of 800 shares for a Plan Period of six months (the Board shall have discretion to adjust the maximum number of shares an employee may purchase for Plan Periods of more or less than six months); provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date (the “Option Price”). Such closing price shall be the closing price on the NASDAQ Global Select Market or other national securities exchange on which the Common Stock is listed. If the Common Stock is not listed on the NASDAQ Global Select Market or another national securities exchange, the purchase price will be

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09 14 2016 FINAL Board Approved, pending shareholder approval

85% of the fair market value of the Common Stock as determined by the Board in good faith in compliance with applicable laws, including but not limited to Section 423(b)(6) of the Code and Treas. Reg. § 1.423-2(g).

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for (but not in excess of the maximum number determined in the manner set forth above).

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Shares. Promptly following the end of each Offering, the number of shares of Common Stock purchased under the Plan shall be deposited into an account established in the name of the employee at a stock brokerage or other financial services firm designated by the Company (the “ESPP Broker”).

11. Rights on Retirement, Death or Termination of Employment. In the event of a Participant’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee following the effective date of such termination. The balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law), (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate, or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Participating Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Participating Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13. Rights Not Transferable. Rights under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Board or the Committee.

16. Reorganization Events. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all

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09 14 2016 FINAL Board Approved, pending shareholder approval of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to Participants on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

17. Amendment of the Plan.

(a) Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if Section 423 of the Code requires that such amendment be approved by the shareholders of the Company, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

(b) Suspension of the Plan. The Board may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 8), however no Options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period.

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09 14 2016 FINAL Board Approved, pending shareholder approval

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder.

19. Termination of the Plan. Except as otherwise provided in Section 25(b) of the Plan, the Plan and all rights of employees under any offering hereunder shall terminate on the earlier of:

(a)	the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of such shares then available for purchase hereunder; or

(b)	any other date determined by the Board of Directors in its discretion.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to the listing requirements of the NASDAQ Global Select Market or other applicable national stock exchange and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares of Common Stock held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by enrolling in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Participating Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Participating Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Participating Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub- plans under the Plan with respect to one or more Participating Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. General.

(a)	Effective Date. The Plan shall become effective on the date that the Plan is approved by the Company’s shareholders (the “Effective Date”).

(b)	Shareholder Approval. In accordance with Treas. Reg. § 1.423-2(a)(2)(ii), the Company shall seek shareholder approval of the Plan within 12 months after the Adoption Date. If shareholder approval is

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09 14 2016 FINAL Board Approved, pending shareholder approval not received by that date, the Plan shall be terminated and any amounts withheld from Company employees shall be returned to the employees without interest.

(c)	No Right to Options; No Shareholder Rights. No employee shall have any right to be granted any option under the Plan. No person shall have any rights as a shareholder with respect to any common stock to be issued under the Plan prior to the issuance thereof.

(d)	No Right to Employment. No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving any person the right to be retained in the employ of the Company or any subsidiary. Further, the Company and each subsidiary expressly reserve the right at any time to dismiss an employee free from any liability, or any claim under the Plan, except as expressly provided herein.

(e)	Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(f)	Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board of Directors, the Company, and all other parties with respect thereto.

(g)	Rules of Construction. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder.

(h)	Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

(i)	Applicable Law. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to its rules regarding choice of law, except to the extent such law is preempted by federal law.

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ANNUAL MEETING OF Stockholders of MacroGenics, Inc. Date: May 18, 2017 Time: 9:00 am Place: Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850. Please make your marks like this:Use dark black pencil or pen only Proposals——The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1: To elect two Class I directors listed in these proxy materials to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified, or until their Directors Recommend earlier death, resignation or removal: For Withhold 01 Matthew Fust For 02 Scott Koenig For For Against Abstain 2: To ratify the selection of Ernst & Young For LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. 3: To approve, on an advisory basis, the For compensation of our named executive officers as disclosed in these proxy materials. 4: To approve the 2016 Employee Stock For Purchase Plan. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures——This section must be completed for your instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Notice of 2017 Annual Meeting of Stockholders to be held on Thursday, May 18, 2017 for Stockholders as of March 24, 2017 This proxy is solicited by the Board of Directors INTERNET VOTE BY: TELEPHONE www.proxypush.com/MGNX Call 866-284-4925 s Cast your vote online. s Use any touch-tone telephone. s View Meeting Documents. OR s Have your Proxy Card/Voting Instruction Form ready. MAIL s Follow the simple recorded instructions. OR s Mark, sign and date your Proxy Card/Voting Instruction Form. s Detach your Proxy Card/Voting Instruction Form. s Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED USING THE INSTRUCTIONS PROVIDED BY THE STOCKHOLDER, IF NO DIRECTION IS GIVEN, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. All votes must be received by 5:00 P.M., Eastern Time, May 17, 2017 PROXY TABULATOR FOR P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Annual Meeting Materials are available at: www.proxydocs.com/MGNX

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY – MacroGenics, Inc.

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2017 9.00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) signing this proxy card hereby appoints Paulo Costa, James Karrels and Atul Saran, or any of them, each with the power of substitution to act as attorneys and proxies for the stockholder(s) to vote all shares of common stock of MacroGenics, Inc. (the “Company”) that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850 at 9:00 am local time or at any postponement or adjournment thereof. Each of the individuals is authorized to cast all votes to which the stockholder(s) is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS AND NOMINEES LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Annual Meeting, the Proxy Statement dated April 4, 2017 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be held on May 18, 2017.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/MGNX. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 8, 2017.

For a Convenient Way to VIEW Proxy Materials

_ _ and

VOTE Online go to: www.proxydocs.com/MGNX

Proxy Materials Available to View or Receive:

1. Proxy Statement    2. Annual Report

Printed materials may be requested by one of the following methods:

INTERNET TELEPHONE *E-MAIL www.investorelections.com/MGNX (866) 648-8133 paper@investorelections.com

* If requesting material by e-mail, please send You must use the 12 digit control number a blank e-mail with the 12 digit control number located in the shaded gray box below. (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO. SHARES

MacroGenics, Inc. Notice of 2017 Annual Meeting of Stockholders

Date: May 18, 2017 Time: 9:00 am

Place: Hilton Garden Inn Rockville-Gaithersburg

14975 Shady Grove Road, Rockville, Maryland 20850.

The purpose of the Annual Meeting is to take action on the following proposals:

1. To elect two Class I directors listed in these proxy materials to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal:

Nominees 01 Matthew Fust 02 Scott Koenig

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.

4. To approve the 2016 Employee Stock Purchase Plan.